MutualFirst Financial Announces Annual Meeting Date

MUNCIE, Ind., Jan. 30, 2012 /PRNewswire/ -- MutualFirst Financial, Inc. (Nasdaq: MFSF), will hold its annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on April 25, 2012 at 3:00 p.m. local time. The Record Date for voting has been set for March 1, 2012.

MutualFirst Financial, Inc. is the holding company for MutualBank, an Indiana-based financial institution with thirty-two full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash counties. MutualBank also has two Wealth Management and Trust offices located in Carmel and Crawfordsville, Indiana and a loan origination office in New Buffalo, Michigan. It is a leading residential lender in each of the market areas, provides a full range of financial services including wealth management and trust services, and Internet banking services. The Company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.bankwithmutual.com.

CONTACT: David W. Heeter, +1-765-747-2880